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                                                                   Exhibit 10.19

                              DEVELOPER AGREEMENT

THIS DEVELOPER AGREEMENT (the "Developer Agreement" or the "Agreement") is entered into as of the 26th day of January, 1996, by and between SONY COMPUTER ENTERTAINMENT AMERICA, a division of Sony Interactive Entertainment Inc., formerly known as Sony Electronic Publishing Company, with offices at 550 Madison Avenue, New York, New York 10022 (hereinafter "Sony"), and The Lightspan Partnership, Inc., with offices at 2382 Faraday Avenue, Suite 300, Carlsbad, CA 92008-7218 (hereinafter "Developer").

WHEREAS, Sony and/or its affiliates have developed a CD-based interactive console for playing video games and for other entertainment purposes known as PlayStation(TM) (formerly known under the development code name "PS-X(TM)") (hereinafter referred to as the "Player") and also own or have the right to grant licenses to certain intellectual property rights used in connection with the Player.

WHEREAS, Developer desires to be granted a non-exclusive license to develop Products (as defined below) for the School Market (as defined below) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, Sony and Developer have entered into a Sale and License Agreement, dated as of January 12, 1996, regarding the distribution of PlayStation consoles and accessories and Products to the School Market (hereinafter the "License Agreement").

WHEREAS, Sony is willing, on the terms and subject to the conditions of this Agreement, to grant Developer the desired non-exclusive license to develop Products for the School Market.

WHEREAS, the Developer desires to obtain from Sony, and Sony is willing to provide Developer with, certain software, hardware and documentation for use by Developer in the development of application software for the Player (the "Development Tools").

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Developer and Sony hereby agree as follows:

1.   DEFINITION OF TERMS.

     1.1 "Developer Software" means Developer's application object code and data (including audio and video material) developed by Developer in accordance with this Agreement, which, when linked to any software provided by Sony, create Executable Software. All Developer Software shall be educational in nature.

     1.2 "Documentation" means any document, including the Tool Catalog, regarding usage of the Hardware Tools or the Software Tools and provided by Sony to the Developer in writing, on floppy discs, on CD-ROM discs or through electronic media.

     1.3 "Executable Software" means Developer's object code software which includes the Developer Software and any software (whether in object code or source code form) provided by Sony which is intended to be combined with Developer Software for execution on a Player and has the ability to communicate with the software resident in the Player.


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     1.4  "Hardware Tools" means the hardware described in the Tool Catalog which was developed by Sony for use in the creation of Executable Software.

     1.5 "Intellectual Property Rights" means, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

     1.6 "Products" shall mean the Executable Software embodied on CD-ROM media.

     1.7 "Software Tools" means the software described in the Tool Catalog which may be provided to the Developer by Sony for use in the creation of Executable Software on floppy discs, CD-ROM discs or through electronic media.

     1.8 "Sony Materials" means any data, object code, source code, documentation, and hardware provided or supplied to Developer by Sony, including, without limitation, any portion or portions of the Development Tools.

     1.9 "Sony Trademarks" means the trademarks, service marks and logos designated by Sony. Nothing contained in this Agreement shall in any way grant Developer the right to use the trademark "Sony" in any manner as a trademark, trade name, service mark or logo other than as expressly permitted by Sony. Sony may amend such Sony Trademarks upon reasonable notice to Developer.

     1.10 "Tool Catalog" means the PS-X Development Tool Catalog prepared by Sony and provided separately to the Developer.

     1.11 "School Market" shall mean distribution directly by Licensee to and for elementary and secondary (i.e., K-12) students, through distribution and sale to elementary and secondary (i.e., K-12) public and private schools in the United States and Canada.

2.   LICENSE AND PROVISION OF DEVELOPMENT TOOLS.

     2.1 LICENSE. Sony hereby grants to Developer, and Developer hereby accepts, for the term of this Agreement, within the United States and Canada, under Sony's Intellectual Property Rights, including without limitation any relevant patents Sony may own or have acquired by license, a non-exclusive, nontransferable license, without the right to sublicense (except as specifically provided herein) to use the object code version of any software supplied by Sony that is intended to be combined with Developer Software and executed on a Player internally as may reasonably be necessary to develop Products for the School Market. Developer agrees that all rights to manufacture, market, distribute and sell Products shall be governed by the terms and conditions of the License Agreement.

     2.2 SOFTWARE TOOLS. Sony herby agrees to provide to Developer, and Developer hereby accepts, for the term and subject to the conditions set forth herein, the Software Tools. Developer will not, except as provided herein, permit, directly or indirectly, any third party to use all or any part of the Software Tools or the Documentation. Developer will only use the Software Tools internally for the sole purpose of developing the Executable Software in accordance with the Developer Agreement, and will only use the Documentation supplied with the Software Tools to

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support such efforts. Developer shall not sell, lease, license or otherwise transfer or dispose of the Software Tools, or permit any lien or other encumbrance with respect to the Software Tools. Developer shall not make any alterations, additions or modifications to the Software Tools without the written permission of Sony in its discretion, and, if such permission is granted, all right, title and interest in alterations or modifications shall become the property of, and are hereby assigned to, Sony. Developer shall execute such additional documents as reasonably necessary to effectuate any such assignment.

         2.3 HARDWARE TOOLS. Sony hereby agrees to provide to Developer, and Developer hereby accepts, for the term and subject to the conditions set forth herein, the Hardware Tools. Developer will only use the Hardware Tools internally for the sole purpose of developing the Executable Software in accordance with the Developer Agreement, and will only use the Documentation supplied with the Hardware Tools to support such efforts. Sony shall retain title to the Hardware Tools, and Developer shall keep such system free of all security interests, liens and other encumbrances. Developer will not, except as provided herein, permit, directly or indirectly, any third party to use all or any part of the Hardware Tools. Developer shall not sell, lease or otherwise transfer or dispose of the Hardware Tools, or permit any lien or other encumbrance with respect to the Hardware Tools. Developer shall not make any alterations, additions or modifications to the Hardware Tools without the written permission of Sony in its discretion, and, if such permission is granted, all right, title and interest in alterations or modifications shall become the property of, and are hereby assigned to, Sony. Developer shall execute such additional documents as reasonably necessary to effectuate any such assignment.

3.       CONSIDERATION AND DELIVERY.

         3.1 CONSIDERATION. Sony agrees to provide such number of copies of the Software Tools, Documentation and other Sony Materials and provide such number of units of the Hardware Tools as Developer may reasonably request, subject to availability, during the term of this Developer Agreement. The nonrefundable amount to be paid by Developer (the "Nonrefundable Payment") for each such copy and/or unit shall be set forth in the Tool Catalog. The Nonrefundable Payment for Development Tools may be changed by Sony from time to time without notice to Developer. Any Nonrefundable Payments are exclusive of any withholding taxes or other assessments which may be imposed by any governmental authority or any other U.S. or foreign federal, state or local sales or value-added tax, use or excise tax, customs duties or other similar taxes or duties, which Sony may be required to collect or pay. Developer shall be solely responsible for the payment or reimbursement of any such taxes, fees, and other such charges or assessments applicable to the payment by Developer of any such Nonrefundable Payment. In addition, Developer shall pay or reimburse Sony for all personal property taxes or similar charges, however imposed, on the ownership, use and possession of the Development Tools during the term of the Developer Agreement.

         3.2 DELIVERY. Sony shall deliver the Development Tools and any other requisite Sony Materials to Developer, when available, at the site listed in Exhibit A hereto (the "Development Site") for use only at such Development Site, subject to receipt of the Nonrefundable Payment. Developer shall bear all transport costs, including but not limited to, any insurance costs, related thereto and risk of loss or damage in transit to any and all of the Development Tools shall vest in Developer immediately upon delivery to the carrier.

4.       LIMITATIONS ON LICENSES; RESERVATION OF RIGHTS.

         4.1 REVERSE ENGINEERING PROHIBITED. Developer hereby agrees not to disassemble, peel



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semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from, all or any portion of the Sony Materials (whether or not all or any portion of the Sony Materials are integrated with the Developer Software), or permit or encourage any third party to do so, or use or acquire any materials from any third party who does so. Developer shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by this Developer Agreement. Developer shall be required in all cases to pay royalties in accordance with payments made under the License Agreement to Sony on any products which are in any way derived from the disassembly, decompilation, reverse engineering of, or use of source code derived from the Sony Materials.

     4.2 RESERVATION OF SONY'S RIGHTS. The licenses granted in this Developers Agreement extend only to development of Products for the School Market for use on the Player, in such format as may be designated by Sony. Without limiting the generality of the foregoing and except as otherwise provided herein, Developer shall not have the right to publish, manufacture, market, promote, distribute, sell or transmit the Executable Software or the Products in any manner, including, but not limited to, distribution or sale outside the School Market (including without limitation to or through retail channels of distribution) or via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of interconnected computers or other devices. This Developer Agreement does not grant any right or license, under any Intellectual Property Rights of Sony or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Developer Agreement or the conduct of the parties hereunder. Developer shall not make use of any of the Development Tools, other Sony Materials or the Player or any Intellectual Property Rights related to the Sony Materials and Player (or any portion thereof) except as authorized by and in compliance with the provisions of this Developer Agreement or as may be otherwise expressly authorized in writing by Sony. No right, license or privilege has been granted to Developer hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Sony Trademarks.

     4.3 RESERVATION OF DEVELOPER'S RIGHTS. Developer retains all rights, title and interest in and to the Developer Software, including without limitation, Developer's Intellectual Property Rights therein, and nothing in this Agreement shall be construed to restrict the right of Developer to develop products incorporating the Developer Software (separate and apart from the Sony Materials) for any hardware platform or service other than the Player.

     4.4 THIRD PARTY DEVELOPMENT. Developer may develop Products under contract for a third party provided that such third party is: (i) an authorized developer that has executed a Developer Agreement, or (ii) an authorized subcontractor that is in compliance with the provisions of Section 15.5. Developer shall notify Sony in writing of the identity of any such third party within thirty (30) days of entering into an agreement or other arrangement with the third party. Developer shall have the responsibility for determining that such third parties meet the criteria set forth herein. Developer shall not have the right to develop, publish, manufacture, market, promote, distribute, sell or transmit the Executable Software or the Products in any manner for end user or any third parties not in compliance with the above criteria unless Developer directly enters into a License Agreement with Sony. Developer agrees that, pursuant to the License Agreement, any publication, marketing, distribution or sale of Products outside of the School Market may only be made upon negotiation of a separate agreement with Sony for such rights, and that Sony shall have a right of first refusal to distribute, publish, market or sell such Products.

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5.   TITLE TO DEVELOPMENT TOOLS. Subject to the rights granted by Sony to
Developer hereunder, all rights with respect to the Development Tools, including, without limitation, all of Sony's Intellectual Property Rights therein, are and shall be the exclusive property of Sony. Nothing herein shall give Developer any right, title or interest in or to the Development Tools (or any portion thereof), or any Intellectual Property Rights therein other than the right to use the Development Tools for the development of the Executable Software solely in accordance with the provisions of this Developer Agreement. Developer shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's rights, title, and/or interests in or to the Development Tools (or any portion thereof).

6.   CONFIDENTIALITY.

     6.1 NONDISCLOSURE AGREEMENT. Developer hereby acknowledges that the Nondisclosure Agreement dated September 28, 1995 between Sony and Developer ("Nondisclosure Agreement") will remain in full force and effect with respect to the Confidential Information of Sony throughout the term of this Agreement. Except as otherwise specified herein, the terms and provisions of the Nondisclosure Agreement shall apply with respect to the Confidential Information of Sony.

     6.2 CONFIDENTIAL INFORMATION OF DEVELOPER. For the purposes of this Developer Agreement, "Confidential Information" of Developer shall mean the Developer Software as provided to Sony pursuant to this Developer Agreement and all documentation and information relating thereto that is disclosed in writing or in any other form by Developer to Sony if the information is designated as (or is provided under circumstances indicating the information is) confidential or proprietary.

     6.3 PRESERVATION OF CONFIDENTIALITY: NON-DISCLOSURE. Sony shall take all steps necessary to preserve the confidentiality of the Confidential Information of the Developer, and except as may be expressly authorized by Developer or unless one of the exceptions set forth in Section 6.5 applies, Sony shall not at any time, either before or after any termination of this Developer Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an employee or subcontractor of the receiving party who needs to know or have access to such Confidential Information for the purposes of this Developer Agreement, and only to the extent necessary for such purposes; (ii) except as otherwise provided in this Developer Agreement, duplicate the Confidential Information for any purpose whatsoever; (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this Developer Agreement; or (iv) remove any copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information.

     6.4 OBLIGATIONS UPON UNAUTHORIZED DISCLOSURE. If at any time either Sony or Developer (the "receiving party") becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information of the other party (the "disclosing party"), the receiving party shall immediately notify the disclosing party. The receiving party shall provide any and all reasonable assistance to the disclosing party to protect the disclosing party's proprietary rights in any Confidential Information that the receiving party or its employees or permitted publishers or subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Developer Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees (and all related costs), costs and expenses incurred by the disclosing party to protect its proprietary rights in the Confidential Information. The receiving party shall take all reasonable steps requested by the disclosing party to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of

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the Confidential Information.

     6.5 EXCEPTIONS. The foregoing restrictions will not apply to information to the extent that the receiving party can demonstrate such information: (i) was known to the receiving party at the time of disclosure to the receiving party by the disclosing party as shown by the files of the receiving party in existence at the time of disclosure; (ii) becomes part of information in the public domain through no fault of the receiving party; (iii) has been rightfully received from a third party authorized by the disclosing party to make such disclosure without restriction; or (iv) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that the receiving party has notified the disclosing party immediately upon learning of the possibility of any such court order or legal requirement and has given the disclosing party a reasonable opportunity (and cooperated with the disclosing party) to contest or limit the scope of such required disclosure (including application for a protective order). Information shall not be deemed known to the receiving party or publicly known for purposes of the above exceptions (A) merely because it is embraced by more general information in the prior possession of the receiving party or others, or (B) merely because it is expressed in public material in general terms not specifically the same as Confidential information.

     6.6 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this Developer Agreement shall be treated as Confidential Information; provided that each party may disclose the terms and conditions of this Developer Agreement:
(i) to legal counsel; (ii) in confidence, to accountants, banks and financing sources and their advisors; and (iii) in confidence, in connection with the enforcement of this Developer Agreement or rights under this Developer Agreement. Both parties shall treat the fact that the parties have entered into this Developer Agreement as Confidential Information until a public announcement regarding this Developer Agreement is released by Sony, at its sole discretion, announcing that Developer has become a Developer under this Developer Agreement. Notwithstanding the foregoing, Developer shall not disclose any Confidential Information or any of the terms of this Agreement to TCI (Telecommunications Inc.), Microsoft or any other investors in Licensee without Sony's prior written approval.

7.   USAGE.

     7.1 LOCATION AND ACCESS. Developer agrees to use and store the Sony Materials solely at the Development Site or other location approved in writing by Sony and insure that they are accessible only to those employees and subcontractors entitled to use such Sony Materials. Developer agrees to restrict access to the Sony Materials so that only those employees and subcontractors entitled to access to such Sony Materials pursuant to the terms of the Nondisclosure Agreement may see or use the Sony Materials. In the event that Developer wishes to change the Development Site, it shall obtain Sony's prior written approval thereto. Developer shall affix to and maintain on the Hardware Tools, in a conspicuous location, a notice stating that such hardware is owned by Sony. In addition, Developer must preserve any other proprietary rights notices placed on the Sony Materials by Sony and must place all such notices on any copies made as permitted by the terms hereof.

     7.2 DEVELOPER DESIGNEE. Developer agrees that the individual named in Exhibit A hereto shall act as the designated caretaker of the Sony Materials (the "Developer Designee"). The Developer Designee shall be responsible for receiving all Sony Materials, overseeing that the terms of this Section 7 are fulfilled and shall act as Developer's contact for matters related to the Sony Materials. In the event that Developer wishes to appoint a new Developer Designee, it shall give Sony written notice ten (10) days prior to the change.


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     7.3  COPIES. Developer agrees that it shall not make, nor allow anyone else to make, a copy of any Software Tools or Documentation; provided, however, that Developer may, without payment of any additional license fee, make one (1) copy of each set of Software Tools and Documentation licensed from Sony for backup purposes only. In addition, if Sony chooses to provide, or permits Developer to obtain, any Software Tools or Documentation via electronic media, Developer may copy such Software Tools and/or Documentation from the electronic media subject to the payment of the applicable fees for each such copy. Any copies permitted pursuant to the terms of this Section 7.3 shall be used pursuant to the terms and conditions hereof.

     7.4 VERIFICATION OF COMPLIANCE. Developer agrees that authorized Sony representatives may at any time or times upon reasonable notice to Developer inspect the Development Site, the Development Tools and copies of other Sony Materials during Developer's normal business hours in order to verify that Developer is complying with its obligations under this Developer Agreement.

     7.5 CARE. Developer undertakes, at all times until the Hardware Tools are returned to Sony, to: (i) take all reasonable and proper care of the Hardware Tools; (ii) keep the Hardware Tools in good and serviceable condition; (iii) ensure the full compliance with all instructions relating to the maintenance, security or operation of the Hardware Tools; (iv) maintain and service with all due care the Hardware Tools at its expense in accordance with any written instructions given by Sony; (v) take all such further steps as are necessary to ensure that the Hardware Tools are safe and constituting no risk to the health or safety of any person or property; (vi) inform Sony immediately or any failure or breakdown in the Hardware Tools howsoever caused.

     7.6 LIMITATION ON USE. In developing the Executable Software, Developer shall fully comply in all respects with any and all technical specifications which may from time to time be issued by Sony or forwarded by Licensed Publishers to Developer at the instruction of Sony. For purposes of this Agreement, such technical specifications, whenever issued, shall be deemed to be Documentation. Developer shall not develop or attempt to develop Executable Software other than by the use of the Development Tools strictly in accordance with all the terms and provisions of this Agreement.

8.   REPAIRS AND ENHANCEMENTS.

     8.1 NOTIFICATION OF DEFECTS. Developer will notify Sony of any material reproducible errors, bugs or defects that Developer uncovers in the Development Tools, and in the event that within the first six (6) months of delivery of such Development Tools to Developer, such Development Tools are found to have such material errors, bugs or defects (not due to the negligence or fault of Developer), then Sony shall make such efforts as Sony in its discretion deems reasonable to fix such errors, bugs or defects in such Development Tools.

     8.2 ENHANCEMENTS. During the term of this Developer Agreement, Sony will notify Developer if and when (i) any revised or updated version of the Software Tools or Documentation are generally released to Sony's Developers and the terms of the license therefor, and Developer shall be entitled to license from Sony such revisions or updates on such terms, and (ii) any updated, modified or enhanced version or component for the Hardware Tools are generally released to Sony's Developers, and the terms of delivery therefor, and Developer shall be entitled to obtain from Sony such update, modification, enhancement or component on such terms.


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9. REPRESENTATIONS AND WARRANTIES.

     9.1 REPRESENTATIONS AND WARRANTIES OF SONY. Sony represents and warrants solely for the benefit of Developer that Sony has the right, power and authority to enter into this Developer Agreement and to fully perform its obligations hereunder.

     9.2 REPRESENTATIONS AND WARRANTIES OF DEVELOPER. Developer represents and warrants that: (i) there is no threatened or pending action, suit, claim or proceeding alleging that the use by Developer of all or any part of the Developer Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Developer in or to the Developer Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Products; (ii) Developer has the right, power and authority to enter into this Developer Agreement and to fully perform its obligations hereunder; (iii) the making of this Developer Agreement by Developer does not violate any separate agreement, rights or obligations existing between Developer and any other person or entity, and, throughout the term of this Developer Agreement, Developer shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Developer Agreement; (iv) Developer shall not make any representation or give any warranty to any person or entity expressly or impliedly on Sony's behalf, or to the effect that the Products are connected in any way with Sony (other than that the Products have been developed under license from Sony); (v) the Executable Software shall be delivered to Publishers by Developer solely in object code or source code form; (vi) each of the Products shall be developed in an ethical manner and in accordance with all applicable laws and regulations and will not contain any obscene matter; and
(vii) Developer's policies and practices with respect to the development of the Products shall in no manner reflect adversely upon the name, reputation or goodwill of Sony.

10. INDEMNITIES; LIMITED LIABILITY.

     10.1 INDEMNIFICATION BY SONY. Sony shall indemnify and hold Developer harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the warranties provided by Sony herein; provided, however, that Developer shall give prompt written notice to Sony of the assertion of any such claim, and provided, further, that Sony shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Developer to participate in any such action or proceeding at its own expense with counsel of its own choosing. Sony shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by Sony. Developer agrees to provide Sony, at no expense to Developer, reasonable assistance and cooperation concerning any such matter; and Developer shall not agree to the settlement of any such claim, action or proceeding without Sony's prior written consent.

     10.2 INDEMNIFICATION BY DEVELOPER. Developer shall indemnify and hold Sony harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the representations or warranties provided by Developer herein, including without limitation claims resulting from Developer's failure to timely pay any

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withholding taxes or other assessments as set forth in Section 3.1 hereto or any breach of Developer's confidentiality obligations as set forth in Section 6 hereto; or (ii) any claim of infringement or alleged infringement of any third party's Intellectual Property Rights with respect to the Developer Software; or
(iii) any claims of or in connection with any bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of, in whole or in part, the development of the Products or any use of any of the Development Tools hereunder, unless due to the negligence of Sony in performing any of the specific duties and/or providing any of the specific services required of it hereunder; provided, however, that Sony shall give prompt written notice to Developer of the assertion of any such claim, and provided, further, that Developer shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Sony to participate in any such action or proceeding at its own expense with counsel of its own choosing. Developer shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Developer. Sony shall provide Developer, at no expense to Sony, reasonable assistance and cooperation concerning any such matter. If Sony is joined as a party to any lawsuit initiated by or against Developer, Developer shall indemnify and hold Sony harmless from and against all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, incurred in connection with any such lawsuit. Sony shall not agree to the settlement of any such claim, action or proceeding without Developer's prior written consent.

     10.3  LIMITATION OF LIABILITY.

           10.3.1 LIMITATION OF SONY'S LIABILITY. IN NO EVENT SHALL SONY OR ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS DEVELOPER AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS DEVELOPER AGREEMENT BY SONY, THE USE OF THE PRODUCTS BY DEVELOPER, ANY LICENSED PUBLISHER OR ANY END USERS AND/OR THE USE OF OR INABILITY TO USE THE DEVELOPMENT TOOLS BY DEVELOPER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. SONY SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE THE DEVELOPMENT TOOLS. IN NO EVENT SHALL SONY'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS DEVELOPER AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 10.1 AND ANY WARRANTY IN SECTION 9.1 HERETO, EXCEED THE TOTAL AMOUNT PAID BY DEVELOPER TO SONY UNDER THIS DEVELOPER AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SONY NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO DEVELOPER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS, ANY PRODUCT, ANY OF THE DEVELOPMENT TOOLS OR ANY PORTION THEREOF.

           10.3.2 LIMITATION OF DEVELOPER'S LIABILITY. IN NO EVENT SHALL DEVELOPER BE LIABLE TO SONY FOR ANY PROSPECTIVE PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH (i) THIS DEVELOPER AGREEMENT, (ii) THE USE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS DEVELOPER AGREEMENT OF THE DEVELOPMENT TOOLS, OR (iii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY OBJECT CODE PROVIDED BY SONY, IN WHOLE OR IN PART, WHETHER UNDER THEORY OF CONTRACT,


                                      -9-                      CONFIDENTIAL

TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM DEVELOPER'S BREACH OF SECTIONS 2, 4, 5, 6, 10.2 OR 11.2 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH DEVELOPER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 10.2 OR 15.9.

          10.3.3. DEVELOPER'S OBLIGATIONS. If at any time or times subsequent to Sony's approval of the Executable Software as contemplated by the License Agreement to be signed by Licensed Publishers, Sony identifies any bugs with respect to the Product or any bugs are brought to the attention of Sony, Developer shall, at no cost to Sony, promptly correct any such bugs, to Sony's reasonable satisfaction. In the event any units of any of the Products create any risk of loss or damage to any property or injury to any person, Developer shall immediately take effective steps or cooperate with the appropriate Licensed Publisher to take effective steps, at Developer's or Licensed Publisher's sole liability and expense, to recall and/or remove such defective product units from any affected channels of distribution. Either Developer or the appropriate Licensed Publisher shall provide all end-user support for the Products.

     10.4. DISCLAIMER OF WARRANTIES. NEITHER SONY NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES DEVELOPER RECEIVE, ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE SONY MATERIALS, THE PLAYER OR THE DEVELOPMENT TOOLS PROVIDED HEREUNDER, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SONY AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SONY MATERIALS, THE PLAYER OR THE DEVELOPMENT TOOLS. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

11.       COPYRIGHT, TRADEMARK AND TRADE SECRET RIGHTS.

          11.1 DEVELOPER RIGHTS. The copyrights with respect to the Developer Software (exclusive of the rights licensed from Sony hereunder) and any names or other designations used as titles for the Products are and shall be the exclusive property of Developer or of any third party from which Developer has been granted, or to whom Developer has granted, the license and related rights to develop and otherwise exploit any such Developer Software or any such names or other designations.

          11.2 SONY RIGHTS.

               11.2.1 LICENSE OF SONY MATERIALS AND PLAYER. Subject to the rights granted by Sony to Developer hereunder, all rights with respect to the Sony Materials and Player, including, without limitation, all of Sony's Intellectual Property Rights therein, are and shall be the exclusive property of Sony. Nothing herein shall give Developer any right, title or interest in or to the Sony Materials or the Player (or any portion thereof), other than the non-exclusive license and privilege during the term hereof to use the Sony Materials and Player for the development of the Executable Software solely in accordance with the provisions of this Developer Agreement. Developer shall not to or cause to be done any act or thing contesting or in any way impairing to tending to impair any of Sony's rights, title, and/or interests in or to the Sony Materials or the Player (or any portion thereof).

          11.2.1 SONY TRADEMARKS. The Sony Trademarks and the goodwill associated

                                      -10-                         CONFIDENTIAL
therewith are and shall be the exclusive property of Sony. Nothing herein shall give Developer any right, title or interest in or to any of the Sony Trademarks. Developer shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's rights, title, or interests in or to any of the Sony Trademarks, nor shall Developer register any trademark in its own name or in the name of any other person or entity which is similar to or is likely to be confused with any of the Sony Trademarks.

     11.3 EFFECT OF TERMINATION. Upon the expiration or earlier termination of this Developer Agreement for any reason, Developer shall immediately cease and desist from any further use of the Sony Materials licensed hereunder.

12.  COPYRIGHT, TRADEMARK AND TRADE SECRET PROTECTION.

     In the event that either Developer or Sony discovers or otherwise becomes aware that any of the Intellectual Property Rights of the other embodied in any of the Developed Products have been or are being infringed upon by any third party, then the party with knowledge of such infringement or apparent infringement shall promptly notify the other party.

13.  TERM AND TERMINATION.

     13.1 EFFECTIVE DATE; TERM. This Developer Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date"). Unless sooner terminated in accordance with the provisions hereof, the initial term of this Developer Agreement shall be four (4) years from the Effective Date.

     13.2 TERMINATION BY SONY. Sony shall have the right to terminate this Developer Agreement immediately, by providing written notice of such election to Developer, upon the occurrence of any of the following events or circumstances: (i) If Developer breaches any of its material obligations provided for in this Developer Agreement and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach;
(ii) If the License Agreement between Sony and Developer is terminated for any reason; (iii) If, in Sony's reasonable judgment, the laws or enforcement of the laws of the country or countries in which the Developer or the Development Site is located do not protect Sony's Intellectual Property Rights; (iv) Developer's failure to pay, or a statement that it is unable to pay, any amount due hereunder, or is unable to pay its debts generally as they shall become due; or
(v) Developer's filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Developer's property, whether tangible or intangible, wherever located; or (vi) The making by Developer of a general assignment for the benefit of creditors; or (vii) The commencing by Developer or Developer's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect); or
(viii) The adjudication that Developer is a bankrupt or insolvent; or (ix) The filing by Developer or the intent to file by Developer of a petition seeking to take advantage of any other law providing for the relief of debtors; or (x) Developer's acquiescence to, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law; or (xi) If control of more than fifty percent (50%) of the ownership of Developer or substantially all of Developer's assets are transferred to any person or entity; or (xii) If, directly or indirectly, control of more than twenty-five percent (25%) of the ownership of Licensee or substantially all of Licensee's assets are transferred to any one of Acclaim Entertainment, Atari, Blockbuster, Electronic Arts, Hasbro, Matsushita, Mattel, Microsoft, NEC, Nintendo, Philips, Sega, 3DO, Time Warner, Viacom International, Virgin Games, Williams


                                      -11-
                                                                    CONFIDENTIAL

Entertainment, or any other dedicated platform holder, known or unknown.

     13.3 PRODUCT-BY-PRODUCT TERMINATION BY SONY. In addition to the events of termination described in Section 13.2 above, Sony, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Developer in the event that (i) Developer fails to comply with the requirements of Section 4.4 in connection with the development of any Product or (ii) any third party with whom Developer has contracted pursuant to the provisions of Section 4.4 hereto breaches any of its material obligations to Sony pursuant to its agreement with Sony with respect to such Product.

     13.4 PAYMENTS NONREFUNDABLE. In the event of the termination of this Developer Agreement in accordance with any of the provisions of Section 13, above, no portion of any payments of any kind whatsoever, including without limitation any and all Nonrefundable Payments, previously provided to Sony hereunder shall be owed or be repayable to Developer.

14.  EFFECT OF EXPIRATION OR TERMINATION.

     14.1 REVERSION OF RIGHTS. If this Developer Agreement is terminated by Sony as a result of any breach or default by Developer, all rights herein granted by Sony to Developer shall immediately revert to Sony, and Developer shall cease and desist from any further use of the Development Tools, Documentation, other Sony Materials and any Intellectual Property Rights therein.

     14.2 RETURN OF DEVELOPMENT TOOLS. Upon the expiration or earlier termination of this Developer Agreement, Developer shall immediately deliver to Sony, or if and to the extent requested by Sony destroy, all Development Tools, Documentation, other Sony Materials and any and all copies thereof, including, without limitation, any Confidential Information including such information, knowledge, or know-how of which either party, as the receiving party, was apprised and which was reduced to tangible or written form by such party or on its behalf at any time during the term of this Developer Agreement. Within five
(5) working days after any such destruction, Developer shall provide Sony with an itemized statement certified to be accurate by an officer of Developer, indicating the number of copies and/or units of the Development Tools, Documentation and other Sony Materials which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials.

     14.3 EFFECT OF EXPIRATION OR TERMINATION OF DEVELOPER AGREEMENT. Sony shall be under no obligation to renew or extend this Developer Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Developer Agreement. Upon the expiration of this Developer Agreement, neither party shall be liable to the other for any damages (whether direct, consequential, or incidental, and including, without limitation, any expenditures, loss of profits, or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration of this Developer Agreement shall not excuse either party from its previous breach of any of the provisions of this Developer Agreement or from any obligations surviving the expiration of this Developer Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this Developer Agreement or any obligations arising therefrom.

     14.4 TERMINATION WITHOUT PREJUDICE. The expiration or termination of this Developer Agreement in accordance with the provisions of Section 13, above, shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.




                                      -12-                          CONFIDENTIAL

15.  MISCELLANEOUS PROVISIONS.

     15.1 NOTICES. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.), telex, telegram or facsimile, with charges prepaid and subject to confirmation by letter sent via registered or certified mail, postage prepaid, return receipt requested. The address for all notices or other communications required to be sent to Sony or Developer, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of receipt.

     15.2 FORCE MAJEURE. Neither Sony nor Developer shall be liable for any loss or damage or be deemed to be in breach of this Developer Agreement if its failure to perform or failure to cure any of its obligations under this Developer Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike or other industrial dispute; war or rebellion; or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body, other than an order, requirement, or instruction arising out of Developer's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Sony prior to, during, or after any such Force Majeure condition.

     15.3 NO PARTNERSHIP OR JOINT VENTURE. The relationship between Sony and Developer, respectively, is that of licensor and licensee. Developer is an independent contractor and is not the legal representative, agent, joint venturer, partner, or employee of Sony for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

     15.4 ASSIGNMENT. Sony has entered into this Developer Agreement based upon the particular reputation, capabilities and experience of Developer and its officers, directors and employees. Accordingly, Developer may not assign this Developer Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of Sony shall first be obtained. Any attempted or purported assignment, delegation or other such transfer without the required consent of Sony shall be void and a material breach of this Developer Agreement. Subject to the foregoing, this Developer Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. Sony shall have the right to assign any and all of its rights and obligations hereunder to any affiliate(s).

     15.5 SUBCONTRACTORS. Developer shall not sell, lease, assign, delegate, subcontract, license or otherwise transfer or encumber all or any portion of the rights herein granted. Developer shall have the right to employ suitable subcontractors for the purposes of assisting Developer with the development of the Products, provided that Developer must obtain the prior written consent of Sony, which consent may not be unreasonably withheld or delayed. Developer shall not disclose to any subcontractor any Confidential Information of Sony (as defined herein and in the Nondisclosure


                                      -13-                     CONFIDENTIAL

Agreement), including, without limitation, any Development Tools or other Sony Materials, or allow any usage of the Development Tools by any such subcontractor unless and until Developer shall have such subcontractor sign a written agreement containing substantially identical terms to the Nondisclosure Agreement, the confidentiality provisions of this Agreement and Section 7 of this Agreement and shall submit a copy of such agreement to Sony. Any and all agreements between Developer and its permitted subcontractors shall provide that Sony is a third party beneficiary of such agreements and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement and the Developer Agreement. Notwithstanding any consent which may be granted by Sony for Developer to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Developer with any such permitted subcontractor, Developer shall remain fully liable for its compliance with all of the provisions of this Developer Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section 15.5. Developer shall cause its subcontractors to comply in all respects with the terms and conditions of this Developer Agreement, and hereby unconditionally guarantees all obligations of its subcontractors. Notwithstanding the foregoing, Developer shall not subcontract any rights under this Agreement to TCI (Telecommunications, Inc.) or Microsoft without Sony's prior written approval.

     15.6 COMPLIANCE WITH APPLICABLE LAWS. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Developer Agreement and the performance by the parties of this Developer Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Developer Agreement binding, including, without limitation, the recording of this Developer Agreement with any appropriate governmental authorities (if required).

     15.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Developer Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this Developer Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of New York, State of New York (if under State law) or the Southern District of New York (if under Federal law). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 15.1 above.

     15.8 LEGAL COSTS AND EXPENSES. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Developer Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

     15.9 REMEDIES. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Developer Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 4, 6, 7 and 11 of this Agreement would cause irreparable

                                      -14-                     CONFIDENTIAL
harm to Sony, the extent of which would be difficult to ascertain. Accordingly, Developer agrees that, in addition to any other remedies to which Sony may be entitled, in the event of a breach by Developer or any of its employees or permitted subcontractors of any such sections of this Agreement. Sony shall be entitled to the immediate issuance without bond of exparte injunctive relief enjoining any breach or threatened breach of any or all of such provisions. In addition, Developer shall indemnify Sony for all losses, damages, liabilities, costs and expenses (including actual attorneys' fees and all related costs) which Sony may sustain or incur as a result of such breach.

     15.10 SEVERABILITY. In the event that any provision of this Developer Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Developer Agreement, while the remainder of this Developer Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

     15.11 SECTIONS SURVIVING EXPIRATION OR TERMINATION. The following sections shall survive the expiration or earlier termination of this Developer Agreement for any reason: 4, 6, 9.2, 10, 11, 12, 13.3, 14, 15.4, 15.5, 15.7,
15.8, 15.9, and 15.10.

     15.12 WAIVER. No failure or delay by either party in exercising any right, power, or remedy under this Developer Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Developer Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Developer Agreement shall not be construed as a waiver of any other provision of this Developer Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

     15.13 MODIFICATION. No modification of any provision of this Developer Agreement shall be effective unless in writing and signed by both of the parties.

     15.14 HEADINGS. The section headings used in this Developer Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Developer Agreement or any portion hereof.

     15.15     INTEGRATION. This Developer Agreement (together with the
Exhibits attached hereto) constitutes the entire agreement between Sony and Developer and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between Sony and Developer, whether oral or written, with respect to the subject matter hereof; provided, however, that notwithstanding anything to the contrary in the foregoing, the Nondisclosure Agreement referred to in Section 6 hereto shall remain in full force and effect.

     15.16 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

     15.17. CONSTRUCTION. This Developer Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

     15.18 EXPORT. Developer shall not reexport, directly or indirectly, any Development Tools outside of the United States or Canada. In addition, Developer certifies that it shall not reexport,


                               -15-                                 CONFIDENTIAL
directly or indirectly, any Development Tools in violation of U.S. law and regulations. If for any reason Sony permits Developer to reexport Development Tool, Developer shall be exporter of record and shall be solely responsible for the obtaining of the compliance with any required export licenses. Developer certifies that the Development Tools will not be resold or delivered, directly or indirectly, to entities located in destinations prohibited under U.S. laws and regulations or resold or delivered, directly or indirectly, to nationals from those destinations. The prohibited destinations include Cuba, Iraq, Libya, North Korea, Yugoslavia (Serbia and Montenegro) or any other countries that are subsequently declared prohibited destinations under such laws or regulations. Prohibited sales may subject Developer to fines and imprisonment under applicable U.S. law. Violation of this certification will result in the termination for cause of this Agreement and all licenses granted hereunder from Sony to Developer. In addition, Developer shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for performance of all of the terms and conditions of this Agreement, including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Developer Agreement to be duly executed as of the day and year first written above.

SONY COMPUTER                       THE LIGHTSPAN PARTNERSHIP, INC.
ENTERTAINMENT AMERICA


By /s/ Bernard Stolar               By /s/ J. T. Kernan
   ----------------------              --------------------------
       Bernard Stolar                      J. T. Kernan

Title: VP Bus. Dev.                 Title: Chairman & CEO
      -------------------                 -----------------------

Date: 02-22-26                      Date: 1/30/96
     --------------------                ------------------------

NOT AN AGREEMENT UNTIL
EXECUTED BY BOTH PARTIES





                                      -16-                          CONFIDENTIAL

                                   EXHIBIT A

Development Site:

     2352 FARADAY AVENUE
   ------------------------
     CARLSBAD, CA  92008
   ------------------------



Developer Designee:

   signature illegible
   ------------------------








                                      -17-                          CONFIDENTIAL

[SONY COMPUTER ENTERTAINMENT AMERICA LETTERHEAD]


January 25, 2000


Etsuko Adelman
The Lightspan Partnership
444 Castro Street
Suite 1200
Mountain View, CA 94041

Etsuko,

Due to the recent delays in executing the Licensed Developer Agreement between Sony Computer Entertainment America (SCEA) and The Lightspan Partnership, SCEA hereby extends the Developer Agreement, entered into on January 26, 1996, by and between SCEA and the Lightspan Partnership, for a period of thirty (30) days. As a result, the Developer Agreement will expire February 24, 2000.


Best regards,

/s/ MASAYUKI CHATANI

Masayuki Chatani
Vice President, Business and Technology




cc:  Andrew Zaffron
     Anne Chen